VSE Corporation Announces Fourth Quarter and Full Year 2024 Results

Record Revenue and Profitability for Aviation Segment
Announces Full Year 2025 Guidance for Aviation Segment

MIRAMAR, Fl., February 26, 2025 - VSE Corporation (NASDAQ: VSEC; “VSE”, or the “Company”), a leading provider of aftermarket distribution and repair services, announced results for the fourth quarter and full year 2024.

FOURTH QUARTER 2024 RESULTS(1)
(As compared to the Fourth Quarter 2023)

▪Total Revenues of $299.0 million increased 27%
▪GAAP Net Income of $15.5 million increased 21%
▪GAAP EPS (Diluted) of $0.77 decreased 6%
▪Adjusted EPS(2) (Diluted) of $0.90 increased 6%
▪Adjusted EBITDA(2) of $39.5 million increased 26%

FULL-YEAR 2024 RESULTS(1)
(As compared to the Full-Year 2023)

▪Total Revenues of $1,080.1 million increased 26%
▪GAAP Net Income of $36.5 million decreased 15%
▪GAAP EPS (Diluted) of $2.03 decreased 33%
▪Adjusted EPS(2) (Diluted) of $3.13 decreased 5%
▪Adjusted EBITDA(2) of $136.3 million increased 20%

(1) From continuing operations
(2) Non-GAAP measure, see additional information at the end of this release regarding non-GAAP financial measures

MANAGEMENT COMMENTARY

"2024 was a transformative year for VSE, marked by record revenue and profitability in our Aviation segment, the acquisition of two commercial aviation aftermarket businesses, and the divestiture of our Federal and Defense Services segment,” said John Cuomo, President and CEO of VSE Corporation. “These strategic actions reinforce our commitment to becoming a pure-play aviation aftermarket company, streamlining our operations to drive sustained growth.”

Mr. Cuomo continued, "The success of our Aviation segment was fueled by strong end-market demand, expanding partnerships with OEM suppliers, and our dedication to delivering exceptional value to commercial and business and general aviation customers. With a strong foundation and differentiated value proposition, we are well-positioned for continued above-market organic growth in 2025 while integrating our newly acquired businesses to unlock synergies and new opportunities."

"As we enter 2025, we have made tremendous strides in simplifying our business and refining our go-to-market strategy. With the announced sale of our Fleet segment, we are in the final phase of our strategic transformation into a leading aviation aftermarket parts and services provider. We are also excited to unify our specialized aviation distribution and repair businesses under a single culture and strategy—focused on our employees, customers, and suppliers,” concluded Mr. Cuomo.

"VSE delivered on its 2024 financial commitments, achieving another year of above-market revenue growth and increased profitability in our Aviation segment, along with strong operational execution in our Fleet segment," said Adam Cohn, Chief Financial Officer of VSE Corporation. "In the fourth quarter, we generated $55 million in operating cash flow and $52 million in free cash flow, further strengthening our financial position and establishing a solid foundation for continued growth. In 2025, we remain focused on driving above-market revenue growth, enhancing profitability, integrating recent acquisitions, and generating stronger free cash flow throughout the year."

RECENT DEVELOPMENTS

•FLEET SEGMENT SALE: VSE announced that it entered into a definitive agreement to sell its Fleet business segment, Wheeler Fleet Solutions, to One Equity Partners for a total consideration of up to $230 million, comprising a $140 million cash payment at closing, a $25 million seller note and up to $65 million in additional contingent earn-out consideration. The transaction is expected to close in the second quarter of 2025, subject to customary closing conditions. The Company currently intends to use the net proceeds from the transaction to reduce existing borrowings under its credit agreement.

2024 BUSINESS HIGHLIGHTS

•KELLSTROM AEROSPACE ACQUISITION: VSE acquired Kellstrom Aerospace Group, Inc. ("Kellstrom"), a diversified global distributor and service provider supporting the commercial aerospace engine aftermarket. The Kellstrom acquisition was completed in December 2024.

•TURBINE CONTROLS ACQUISITION: VSE acquired Turbine Controls Inc. ("TCI"), a leading provider of aftermarket maintenance, repair and overhaul (“MRO”) support services for complex engine components, as well as engine and airframe accessories, across commercial and military applications. The TCI acquisition was completed in April 2024.

•FEDERAL AND DEFENSE SERVICES SEGMENT DIVESTITURE: VSE completed the sale of its Federal and Defense Services segment ("FDS") in February 2024, and all business separation work was completed within 2024.

•CORPORATE RELOCATION: VSE relocated the Company's corporate headquarters to Miramar, Florida. The new headquarters is co-located within the Company's Aviation segment headquarters and MRO Center of Excellence, strengthening its ability to support its business partners and employees.

SEGMENT RESULTS

Aviation segment revenue increased 48% year-over-year to a record $227.4 million in the fourth quarter 2024. The year-over-year revenue growth was attributable to strong execution on new and existing distribution programs, an expansion of MRO capabilities, and contributions from recent acquisitions. Aviation distribution and repair revenue increased 32% and 87% respectively, in the fourth quarter versus the prior-year period. The Aviation segment reported operating income of $29.2 million in the fourth quarter, compared to $18.8 million in the same period of 2023. Segment Adjusted EBITDA increased by 56% in the fourth quarter to $37.3 million, versus $23.9 million in the prior-year period, driven by strong execution on distribution programs, increased throughput at MRO facilities, improved pricing and product mix, the launch of the new OEM licensed manufacturing program and contributions from recent acquisitions. Adjusted EBITDA margin in the fourth quarter was 16.4%, an increase of approximately 80 basis points compared to the prior year period results.

Fleet segment revenue decreased 12% year-over-year to $71.6 million in the fourth quarter of 2024. Commercial revenue represented approximately 59% of total Fleet segment revenue in the fourth quarter, compared to 52% in the prior year period. Revenue from the United States Postal Service ("USPS") declined approximately 25% on a year-over-year basis in the fourth quarter. The revenue decline was primarily driven by USPS' transition to a new Fleet Management Information System ("FMIS") platform, which resulted in a decline in maintenance related activities and reduced part requirements. Maintenance related repair activity levels began to rebound in the fourth quarter of 2024 and are expected to continue to improve in 2025. The Fleet segment reported operating income of $5.7 million in the fourth quarter, compared to $9.0 million in the same period of 2023. Segment Adjusted EBITDA declined 31% year-over-year to $6.8 million, while Adjusted EBITDA margin was 9.5% in the fourth quarter, a decline of 250 basis points versus the prior-year period results, primarily driven by the decline in USPS revenue.

FINANCIAL RESOURCES AND LIQUIDITY

The Company generated $55 million of operating cash flow and $52 million of free cash flow for the fourth quarter of 2024. As of December 31, 2024, the Company had $223 million in cash and unused commitment availability under its $350 million revolving credit facility maturing in October 2026. As of December 31, 2024, VSE had total net debt outstanding of $401 million. The Adjusted Net Leverage Ratio was approximately 2.5 times as of the end of the fourth quarter.

AVIATION GUIDANCE

•Aviation segment full year 2025 revenue growth is expected to be 35% to 40%, as compared to the prior year. Full year revenue growth includes revenue contributions from the TCI and Kellstrom acquisitions.
•Aviation segment full year 2025 Adjusted EBITDA margin is expected to be between 15.5% and 16.5%. This includes the near-term margin dilution impact from the TCI and Kellstrom acquisitions.

FLEET GUIDANCE
•The Company will not be providing guidance due to the recently announced sale of the Fleet segment.

FOURTH QUARTER AND FULL YEAR RESULTS

	Three months ended December 31,			For the years ended December 31,
($ in thousands, except per share amounts)	2024	2023	% Change	2024	2023	% Change
Revenues	$299,021	$235,325	27.1%	$1,080,132	$860,488	25.5%
Operating income	$27,415	$25,319	8.3%	$81,419	$87,996	(7.5)%
Net income from continuing operations	$15,525	$12,834	21.0%	$36,498	$43,152	(15.4)%
EPS (Diluted)	$0.77	$0.82	(6.1)%	$2.03	$3.04	(33.2)%
SEGMENT RESULTS
The following is a summary of revenues and operating income (loss) for the three and twelve months ended December 31, 2024 and December 31, 2023:

	Three months ended December 31,			For the years ended December 31,
($ in thousands)	2024	2023	% Change	2024	2023	% Change
Revenues:
Aviation	$227,403	$153,701	48.0%	$786,256	$544,020	44.5%
Fleet	71,618	81,624	(12.3)%	293,876	316,468	(7.1)%
Total revenues	$299,021	$235,325	27.1%	$1,080,132	$860,488	25.5%

Operating income (loss):
Aviation	$29,173	$18,771	55.4%	$101,387	$71,168	42.5%
Fleet	5,719	8,973	(36.3)%	17,018	31,257	(45.6)%
Corporate/unallocated expenses	(7,477)	(2,425)	208.3%	(36,986)	(14,429)	156.3%
Operating income	$27,415	$25,319	8.3%	$81,419	$87,996	(7.5)%

NON-GAAP MEASURES
In addition to the financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this earnings release also contains non-GAAP financial measures. These measures provide useful information to investors, and a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these non-GAAP measures is included in the supplemental schedules attached.

NON-GAAP FINANCIAL INFORMATION
Reconciliation of Adjusted Net Income and Adjusted EPS to Net Income

	Three months ended December 31,			For the years ended December 31,
($ in thousands)	2024	2023	% Change	2024	2023	% Change
Net income from continuing operations	$15,525	$12,834	21.0%	$36,498	$43,152	(15.4)%
Adjustments to net income from continuing operations:
Non-recurring professional fees	—	—	—%	—	300	(100.0)%
Debt issuance costs	—	175	(100.0)%	—	441	(100.0)%
Acquisition, integration and restructuring costs	3,305	610	441.8%	9,315	4,410	111.2%
Severance costs	—	—	—%	372	—	—%
Lease abandonment and termination costs (1)	100	—	—%	12,345	—	—%
Divestiture-related restructuring costs	192	—	—%	4,231	—	—%
	19,122	13,619	40.4%	62,761	48,303	29.9%
Tax impact of adjusted items	(898)	(196)	358.2%	(6,553)	(1,286)	409.6%
Adjusted net income from continuing operations	$18,224	$13,423	35.8%	$56,208	$47,017	19.5%
Weighted average dilutive shares	20,249	15,804	28.1%	17,975	14,185	26.7%
Adjusted EPS (Diluted)	$0.90	$0.85	5.9%	$3.13	$3.31	(5.4)%
(1) Includes consulting costs incurred in conjunction with lease termination.

Reconciliation of Consolidated EBITDA and Adjusted EBITDA to Net Income

	Three months ended December 31,			For the years ended December 31,
($ in thousands)	2024	2023	% Change	2024	2023	% Change
Net income from continuing operations	$15,525	$12,834	21.0%	$36,498	$43,152	(15.4)%
Interest expense	6,943	9,278	(25.2)%	34,939	31,083	12.4%
Income taxes	4,947	3,207	54.3%	9,982	13,761	(27.5)%
Amortization of intangible assets	5,199	3,635	43.0%	17,749	14,378	23.4%
Depreciation and amortization	3,302	1,880	75.6%	10,863	6,749	61.0%
EBITDA	35,916	30,834	16.5%	110,031	109,123	0.8%
Non-recurring professional fees	—	—	—%	—	300	(100.0)%
Acquisition, integration and restructuring costs	3,305	610	441.8%	9,315	4,410	111.2%
Severance costs	—	—	—%	372	—	—%
Lease abandonment and termination costs	100	—	—%	12,345	—	—%
Divestiture-related restructuring costs	192	—	—%	4,231	—	—%
Adjusted EBITDA	$39,513	$31,444	25.7%	$136,294	$113,833	19.7%

Reconciliation of Segment EBITDA and Adjusted EBITDA to Operating Income

	Three months ended December 31,			For the years ended December 31,
($ in thousands)	2024	2023	% Change	2024	2023	% Change
Aviation
Operating income	$29,173	$18,771	55.4%	$101,387	$71,168	42.5%
Depreciation and amortization	7,581	5,064	49.7%	25,500	16,080	58.6%
EBITDA	36,754	23,835	54.2%	126,887	87,248	45.4%
Acquisition, integration and restructuring costs	520	86	504.7%	1,579	126	1,153.2%
Severance costs	—	—	—%	58	—	—%
Adjusted EBITDA	$37,274	$23,921	55.8%	$128,524	$87,374	47.1%

Fleet
Operating income	$5,719	$8,973	(36.3)%	$17,018	$31,257	(45.6)%
Depreciation and amortization	769	848	(9.3)%	2,957	5,300	(44.2)%
EBITDA	6,488	9,821	(33.9)%	19,975	36,557	(45.4)%
Acquisition, integration and restructuring costs	326	—	—%	1,121	158	609.5%
Severance costs	—	—	—%	314	—	—%
Adjusted EBITDA	$6,814	$9,821	(30.6)%	$21,410	$36,715	(41.7)%

	Three months ended December 31,			For the years ended December 31,
($ in thousands)	2024	2023	% Change	2024	2023	% Change
Adjusted EBITDA Summary
Aviation	$37,274	$23,921	55.8%	$128,524	$87,374	47.1%
Fleet	6,814	9,821	(30.6)%	21,410	36,715	(41.7)%
Adjusted Corporate expenses (1)	(4,575)	(2,298)	99.1%	(13,640)	(10,256)	33.0%
Adjusted EBITDA	$39,513	$31,444	25.7%	$136,294	$113,833	19.7%

(1) Includes certain adjustments not directly attributable to any of our segments.
Reconciliation of Operating Cash to Free Cash Flow

	Three months ended December 31,		For the years ended December 31,
($ in thousands)	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$55,375	$27,942	$(31,037)	$(21,829)
Capital expenditures	(3,265)	(7,871)	(20,704)	(18,666)
Free cash flow	$52,110	$20,071	$(51,741)	$(40,495)

Reconciliation of Debt to Net Debt

	For the years ended December 31,
($ in thousands)	2024	2023
Principal amount of debt	$432,500	$433,000
Debt issuance costs	(2,327)	(3,656)
Cash and cash equivalents	(29,030)	(7,768)
Net debt	$401,143	$421,576
Net Leverage Ratio

	For the years ended December 31,
($ in thousands)	2024		2023
Net debt	$401,143		$421,576
TTM Adjusted EBITDA(1)	$136,294		$113,833
Net Leverage Ratio	2.9	x	3.7	x

TTM Acquisition Adjusted EBITDA(2)	$158,752		$124,304
Adjusted Net Leverage Ratio	2.5	x	3.4	x

(1) TTM Adjusted EBITDA is defined as Adjusted EBITDA for the most recent twelve (12) month period.
(2) TTM Acquisition Adjusted EBITDA includes Turbine Controls and Kellstrom EBITDA for the trailing twelve months that are not included in historical results.
The non-GAAP Financial Information set forth in this document is not calculated in accordance with GAAP under SEC Regulation G. We consider Adjusted Net Income, Adjusted EPS (Diluted), EBITDA, Adjusted EBITDA, Acquisition Adjusted EBITDA, Net Debt Adjusted Net Leverage Ratio, and free cash flow as non-GAAP financial measures and important indicators of performance and useful metrics for management and investors to evaluate our business' ongoing operating performance on a consistent basis across reporting periods. These non-GAAP financial measures, however, should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP. Adjusted Net Income represents Net Income adjusted for acquisition-related costs including any earn-out adjustments, loss on sale of a business entity and certain assets, gain on sale of property, other discrete items, and related tax impact. Adjusted EPS (Diluted) is computed by dividing net income, adjusted for the discrete items as identified above and the related tax impacts, by the diluted weighted average number of common shares outstanding. EBITDA represents net income before interest expense, income taxes, amortization of intangible assets and depreciation and other amortization. Adjusted EBITDA represents EBITDA (as defined above) adjusted for discrete items as identified above. Acquisition Adjusted EBITDA represents Adjusted EBITDA plus the pre-acquisition portion of EBITDA for the trailing twelve months. Net debt is defined as total debt less cash and cash equivalents. Free cash flow represents operating cash flow less capital expenditures. Adjusted net leverage ratio is calculated as net debt divided by trailing twelve month Acquisition Adjusted EBITDA.
The Company has presented forward-looking statements regarding Adjusted EBITDA margin. This non-GAAP financial measure is derived by excluding certain amounts, expenses or income, from the corresponding financial measure determined in accordance with GAAP. The determination of the amounts that are excluded from this non-GAAP financial measure is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period in reliance on the exception provided by item 10(e)(1)(i)(B) of Regulation S-K. We are unable to present a quantitative reconciliation of forward-looking Adjusted EBITDA margin to its most directly comparable forward-looking GAAP financial measure because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measure without unreasonable effort or expense. In addition, we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the company's future financial results. This non-GAAP financial measure is a preliminary estimate and is subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the company's actual results and preliminary financial data set forth above may be material.

CONFERENCE CALL

A conference call will be held Thursday, February 27, 2025 at 8:30 A.M. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of VSE’s website at https://ir.vsecorp.com. To listen to the live broadcast, go to the site at least 15 minutes prior to the scheduled start time to register, download and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	(844) 826-3035
International Live:	(412) 317-5195
Audio Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1704182&tp_key=6ad8be2fd4

To listen to a replay of the teleconference through March 13, 2025:

Domestic Replay:	(844) 512-2921
International Replay:	(412) 317-6671
Replay PIN Number:	10195719

ABOUT VSE CORPORATION

VSE is a leading provider of aftermarket distribution and repair services. Operating through its two key segments, VSE significantly enhances the productivity and longevity of its customers' high-value, business-critical assets. The Aviation segment is a leading provider of aftermarket parts distribution and maintenance, repair, and overhaul (MRO) services for components and engine accessories to commercial, business, and general aviation operators. The Fleet segment specializes in part distribution, engineering solutions, and supply chain management services catered to the medium and heavy-duty fleet market. For more detailed information, please visit VSE's website at www.vsecorp.com.

Please refer to the Form 10-K that will be filed with the Securities and Exchange Commission (SEC) on or about March 3, 2025 for more details on our fourth quarter and full year 2024 results. VSE encourages investors and others to review the detailed reporting and disclosures contained in VSE’s public filings for additional discussion about the status of customer programs and contract awards, risks, revenue sources and funding, dependence on material customers, and management’s discussion of short- and long-term business challenges and opportunities.

FORWARD-LOOKING STATEMENTS
This document contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause VSE’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this document. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that actual results will not differ materially from these expectations. “Forward-looking” statements, as such term is defined by the SEC in its rules, regulations and releases, represent our expectations or beliefs, including, but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments and future operational plans. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “forecast,” “seek,” “plan,” “predict,” “project,” “could,” “estimate,” “might,” “continue,” “seeking” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including, but not limited to, supply chain delays and disruptions, risk related to our work on large government programs, our ability to successfully integrate recently acquired businesses, our ability to successfully divest businesses, risk related to future business conditions resulting in impairments, risk related to the intense competition in our industry, risk related to the performance of the aviation aftermarket, global economic and political conditions, prolonged periods of inflation and our ability to mitigate the impact thereof, challenges related to workforce management or any failure to attract or retain a skilled workforce, our dependence on third-party package delivery companies, our compliance with number government rules and regulations, including environmental and pollution risks, risks related to technology security and cyber-attack, risks related to our outstanding indebtedness, risks related to market volatility in the debt and equity capital markets, and the other factors identified in our reports filed or expected to be filed with the SEC including our Annual Report on Form 10-K for the year ended December 31, 2024. All forward-looking statements made herein are qualified by these cautionary statements and risk factors and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned not to place undue reliance on these forward-looking-statements, which reflect management’s analysis only as of the date hereof. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

INVESTOR CONTACT

Michael Perlman
VP, Investor Relations & Treasury
T: (954) 547-0480 M: (561) 281-0247
investors@vsecorp.com